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                                                             Exhibit 99.(d)(iii)

                         EXPENSE REIMBURSEMENT AGREEMENT

     THIS EXPENSE REIMBURSEMENT AGREEMENT (this "Agreement") is made and entered into this 1st day of February 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Large-Cap Growth Fund (the "Large-Cap Growth Fund").

     In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annualized rate of (a) one hundred and fifty basis points (1.50%) for Class A shares of the Fund, (b) two hundred and fifteen basis points (2.15%) for Class B shares of the Fund, (c) two hundred and fifteen (2.15%) for Class C shares of the Fund, (d) one hundred and sixty (1.60%) for Class P shares of the Fund, and (e) one hundred and fifteen basis points (1.15%) for Class Y shares of the Fund of the average daily net assets in the Fund for the time period set forth in paragraph 2 below.

     2. Lord Abbett's commitment described in paragraph 1 will be effective from February 1, 2005 through July 31, 2005.

     IN WITNESS WHEREOF, Lord Abbett and the Large-Cap Growth Fund have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                              LORD ABBETT LARGE-CAP GROWTH FUND


                              By: /s/ Christina T. Simmons
                                      Christina T. Simmons
                                      Vice President and Assistant Secretary


                              LORD, ABBETT & CO. LLC


                              By: /s/ Paul A. Hilstad
                                      Paul A. Hilstad
                                      Member and General Counsel

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                         EXPENSE REIMBURSEMENT AGREEMENT

     THIS EXPENSE REIMBURSEMENT AGREEMENT (this "Agreement") is made and entered into this 1st day of August 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Large-Cap Growth Fund (the "Fund").

     In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses exceed or would otherwise exceed an annualized rate of (a) one hundred and fifty basis points (1.50%) for Class A shares of the Fund, (b) two hundred and fifteen basis points (2.15%) for Class B shares of the Fund, (c) two hundred and fifteen basis points (2.15%) for Class C shares of the Fund, (d) one hundred and sixty (1.60%) for Class P shares of the Fund, and (e) one hundred and fifteen basis points (1.15%) for Class Y shares of the Fund for the time period set forth in paragraph 2 below.

     2. Lord Abbett's commitment described in paragraph 1 will be effective from August 1, 2005 through July 31, 2006.

     IN WITNESS WHEREOF, Lord Abbett and the Fund have caused this Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                              LORD ABBETT LARGE-CAP GROWTH FUND


                              By: /s/ Christina T. Simmons
                                      Christina T. Simmons
                                      Vice President and Assistant Secretary


                              LORD, ABBETT & CO. LLC


                              By: /s/ Lawrence H. Kaplan
                                      Lawrence H. Kaplan
                                      Member and General Counsel